Exhibit 99.1

BGC PARTNERS APPOINTS STEVE MCMURRAY CHIEF FINANCIAL OFFICER

Industry Leader to Oversee the Firm’s Finance and Accounting Operations

NEW YORK, NY/ LONDON, 05 April 2016 – BGC Partners, Inc. (NASDAQ: BGCP) (“BGC Partners,” “BGC,” or “the Company”), a leading global brokerage company servicing the financial and real estate markets, today announced that it has named Steve McMurray as Chief Financial Officer, effective April 4, 2016. He replaces Graham Sadler, whose intention to retire from BGC was announced on February 11, 2015. Mr. McMurray will be responsible for BGC’s global accounting, controlling and treasury functions, including all financial reporting and budgeting.

Howard W. Lutnick, Chairman and Chief Executive Officer of BGC, said: ‘We are pleased to have an accomplished, high-calibre professional such as Steve joining BGC’s leadership team. His breadth of experience in the global financial markets will be a great asset to the Company as we build on our efforts to increase shareholder value and deliver a growing portfolio of innovative services to our clients around the world’.

Shaun D. Lynn, President of BGC, commented: ‘Steve’s diverse background encompasses both large, multi-national financial institutions as well as supervisory authorities. Steve adds in-depth expertise in financial management and broad based industry knowledge to our executive team. We are excited to have him join us in this important position’.

Mr. McMurray brings to BGC more than 20 years of experience serving the financial services industry in various senior-level financial management capacities. He was most recently Director of Finance at an independent insurance provider Amlin plc., which he joined in 2007. Prior to that, he was Chief Financial Accountant at the Bank of England. He is a qualified member of the Association of Chartered Accountants, having begun his career with PwC, where he served as part of the Banking & Capital Markets practice.

Mr. McMurray said: ‘BGC continues to demonstrate its leadership in the financial and commercial real estate industries through an effective corporate strategy that cultivates solid business growth globally and strong performance for its shareholders. I am excited to become a member of BGC’s talented team of professionals and look forward to partnering with them to realise even greater accomplishments in the future’.

He is an MA graduate of Cambridge University.

About BGC Partners, Inc.

BGC Partners, Inc. is a leading global brokerage company servicing the financial and real estate markets. Products include fixed income securities, interest rate swaps, foreign exchange, equities, equity derivatives, credit derivatives, commercial real estate, commodities, futures, and structured products. BGC Partners also provides a wide range of services, including trade execution, broker-dealer services, clearing, processing, information, and other back-office services to a broad range of financial and non-financial institutions. Through its BGC Trader and BGC Market Data brands, BGC Partners offers financial technology solutions, market data, and analytics related to numerous financial instruments and markets. BGC Partners is the majority-owner of GFI Group Inc. (OTC: GFIG), a leading intermediary and provider of trading technologies and support services to the global OTC and listed markets. Through the Newmark Grubb Knight Frank brand, BGC Partners offers a wide range of commercial real estate services, including leasing and corporate advisory, investment sales and financial services, consulting, project and development management, and property and facilities management. BGC Partners customers include many of the world’s largest banks, broker-dealers, investment banks, trading firms, hedge funds, governments, corporations, property owners, real estate developers, and investment firms. BGC Partner’s common stock trades on the NASDAQ Global Select Market under the ticker symbol (NASDAQ: BGCP). BGC Partners also has an outstanding bond issuance of Senior Notes due June 15, 2042, which trade on the New York Stock Exchange under the symbol (NYSE: BGCA). BGC Partners is led by Chairman and Chief Executive Officer Howard W. Lutnick. For more information, please visit http://www.bgcpartners.com.

BGC, the BGC logo, BGC Partners, BGC Trader, Capitalab, Swaptioniser, Newmark, Grubb & Ellis, Grubb and GFI are trademarks, service marks or registered trademarks/service marks of BGC Partners, Inc. and/or its affiliates. Knight Frank is a service mark of Knight Frank (Nominees) Limited.

Media Contacts: Karen Laureano-Rikardsen +44 (0) 20 7894 7056	Investor Relations Contacts: Jason McGruder +44 (0) 20 7894 7057